Exhibit 3.1

BCA - Articles of Incorporation - PSYENCE BIOMEDICAL LTD. - OCN:1000582144 - June 29, 2023

Ontario

Ministry of Public and
Business Service Delivery

# Articles of Incorporation

Business Corporations Act

## 1. Corporation Name
PSYENCE BIOMEDICAL LTD.

## 2. Registered Office Address
121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1

## 3. Number of Directors

| | |
|---|---|
| **Minimum/Maximum** | Min 3 / Max 10 |

## 4. The first director(s) is/are:

| | |
|---|---|
| **Full Name** | JODY AUFRICHTIG |
| **Resident Canadian** | No |
| **Address for Service** | 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1 |
| **Full Name** | WARWICK RON CORDEN-LLOYD |
| **Resident Canadian** | No |
| **Address for Service** | 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1 |
| **Full Name** | NEIL SHANE MARESKY |
| **Resident Canadian** | Yes |
| **Address for Service** | 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1 |

The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar, Ministry of Public and Business Service Delivery

Page 1 of 4

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None": None 6. The classes and any maximum number of shares that the corporation is authorized to issue: The Corporation is authorized to issue an unlimited number of common shares. 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable": COMMON SHARES 1. The rights, privileges, restrictions and conditions attaching to the common shares are as follows: (a) Dividends. Subject to the provisions of the Business Corporations Act (Ontario) (the "Act") and the rights of the holders of any class of shares entitled to receive dividends in priority to the common shares, the holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation. (b) Participation upon Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation. (c) Voting Rights. The holders of the common shares shall be entitled to receive notice of and to attend any meeting of shareholders of the Corporation, other than meetings of the holders of another class or series of shares, at which meeting each holder shall be entitled to one (1) vote for each common share held. 8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None": Nil 9. Other provisions, if any. Enter other provisions, or if no other provisions enter “None”: Nil BCA - Articles of Incorporation - PSYENCE BIOMEDICAL LTD. - OCN:1000582144 - June 29, 2023 The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Director/Registrar, Ministry of Public and Business Service Delivery Page 2 of 4

10. The name(s) and address(es) of incorporator(s) are: Full Name JODY AUFRICHTIG Address for Service 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1 Full Name NEIL SHANE MARESKY Address for Service 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1 Full Name WARWICK RON CORDEN-LLOYD Address for Service 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1 The articles have been properly executed by the required person(s). BCA - Articles of Incorporation - PSYENCE BIOMEDICAL LTD. - OCN:1000582144 - June 29, 2023 The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Director/Registrar, Ministry of Public and Business Service Delivery Page 3 of 4

Supporting Information - Nuans Report Information Nuans Report Reference # 121938495 Nuans Report Date June 23, 2023 BCA - Articles of Incorporation - PSYENCE BIOMEDICAL LTD. - OCN:1000582144 - June 29, 2023 The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Director/Registrar, Ministry of Public and Business Service Delivery Page 4 of 4

Ontario

Ministry of Public and Business Service Delivery
Ministère des Services au public et aux entreprises

# Certificate of Incorporation

Business Corporations Act

# Certificat de constitution

Loi sur les sociétés par actions

PSYENCE BIOMEDICAL LTD.

Corporation Name / Dénomination sociale

1000582144

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

**June 29, 2023 / 29 juin 2023**

V. Quintanilla W.

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Incorporation is not complete without the Articles of Incorporation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar

Le certificat de constitution n'est pas complet s'il ne contient pas les statuts constitutifs.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur